UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 23, 2009

VISUALANT, INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351
(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01  Other Events.

On November 17, 2009, Visualant, Inc. entered into a revised letter of intent with TransTech Systems, Inc., an Oregon corporation, pursuant to which the Company intends to acquire all of the stock of TransTech Systems in exchange for preferred and common stock of the Company, and the assumption of certain debt.  TransTech Systems, founded by Jim Gingo, is a provider of identification, security and authentication products and services.  Upon closing of the acquisition, two representatives of TransTech, will become members of the Company’s Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01  Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1       Press Release of Visualant, Inc. dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

Date: November 23, 2009	By:	/s/ Ronald P. Erickson, President & Chairman
(Ronald P. Erickson, President & Chairman)